Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Investor Relations
(765) 490-5664
ryan.reed@wabashnational.com

Wabash National Corporation Announces First Quarter 2020 Results

▪First Quarter GAAP Earnings Per Share of $(2.01) or non-GAAP Adjusted Earnings Per Share of $(0.04)
▪First Quarter Backlog of $1.0 billion shows relative stability
▪Strong liquidity position, patient debt structure with no financial covenants at present borrowing levels
▪Capital allocation focused on liquidity, maintaining dividend and debt reduction
▪Strategy deployment being accelerated during pandemic, new organizational structure takes shape

LAFAYETTE, Ind. – May 14, 2020 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended March 31, 2020.
Net sales for the first quarter 2020 were $387.1 million as customer pickups of equipment trailed expectations. Operating loss was $110.1 million principally driven by goodwill impairment of $107.1 million during the quarter, while non-GAAP adjusted operating loss was $2.9 million resulting from lower revenue and previously anticipated manufacturing inefficiencies in the company's Final Mile segment compounded by the initial impact of COVID-19. GAAP earnings per share was $(2.01) while non-GAAP earnings per share was $(0.04) for the quarter.
Total Company backlog ending March 2020 was approximately $1.0 billion compared to backlog of approximately $1.1 billion ending December 2019.
“While the environment we encountered during the first quarter began as expected, the end of the quarter did not align to anyone's plans. Our primary objective has been the safety and well-being of our employees. Thanks to their dedication and rapid adaptation to working under social distancing protocols, we have continued to support our customers' equipment needs as they facilitate the movement of essential goods throughout our nation's economy. The COVID-19 pandemic is sure to have a significant impact on the economy in 2020, though we have been encouraged by the relative stability of our backlog through this time,” explained Brent Yeagy, president and chief executive officer.
Liquidity as of the end of the first quarter was $277 million with cash of $155 million and available borrowings of $122 million. The Company's nearest debt maturity, amounting to $135 million, is in March of 2022. Additionally, the Company's debt carries no financial covenants at present borrowing levels.

"Over the last several years we have been preparing the company for an eventual downturn in our end markets and have taken steps to fortify our balance sheet by building cash, repaying debt and ensuring credit availability. These steps have positioned us well to successfully navigate this extraordinary time, while the continued execution of our strategic plan during this period will allow us to emerge stronger," continued Yeagy. "While we are diligently managing our cash position, the resilience we are seeing in our business allows us to maintain our dividend and evaluate opportunities for further debt reduction."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2020 and 2019. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended March 31,	2020	2019	2020	2019	2020	2019
	(dollars in thousands)
New trailers shipped	8,525	12,400	625	700	—	—
Net sales	$250,975	$341,045	$82,958	$99,648	$60,270	$100,849
Gross profit	$23,843	$35,940	$15,141	$20,099	$(244)	$13,524
Gross profit margin	9.5%	10.5%	18.3%	20.2%	(0.4%)	13.4%
Income (loss) from operations	$15,871	$26,321	$(6,070)	$8,044	$(108,041)	$1,869
Income (loss) from operations margin	6.3%	7.7%	(7.3%)	8.1%	(179.3%)	1.9%
Adjusted income (loss) from operations	$16,248	$26,321	$4,901	$8,044	$(12,275)	$1,869
Adjusted income (loss) from operations margin	6.5%	7.7%	5.9%	8.1%	(20.4%)	1.9%
Commercial Trailer Products’ net sales for the first quarter were $251.0 million, a decrease of $90.1 million, or 26.4 percent as compared to the prior year quarter as a result of an anticipated normalization of market demand as well as slower customer pickups of equipment. Operating income decreased $10.5 million, or 39.7 percent, from the first quarter last year to $15.9 million as a result of volume leverage on lower revenues during the quarter.
Diversified Products’ net sales for the first quarter were $83.0 million, a decrease of $16.7 million, or 16.7 percent, as compared to the prior year. While the tank trailer business showed relative stability, revenue was more than offset by lower volumes in the composites business. Operating loss in the first quarter of 2020 was $6.1 million, impacted by a noncash goodwill impairment of $11.0 million during the quarter related to the 2012 acquisition of the Walker Group. Operating income on a non-GAAP adjusted basis was $4.9 million
Final Mile Products’ net sales for the first quarter totaled $60.3 million, a decrease of $40.6 million, or 40.2 percent, as compared to the prior year, due to slower customer pickups and softer demand compounded by COVID-19. Operating loss was $108.0 million after a noncash goodwill impairment charge of $95.8 million during the quarter related to the 2017 acquisition of Supreme Industries. Operating loss on a non-GAAP adjusted basis was $12.3 million due to previously anticipated manufacturing inefficiencies related to demand patterns and product mix as well as negative impacts from COVID-19.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income, adjusted net (loss) income and adjusted earnings per share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net (loss) income is included in the tables following this release.

Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating (loss) income to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this press release.
Adjusted net (loss) income and adjusted earnings per basic (2020) or diluted (2019) share, each reflect adjustments for non-cash goodwill impairment and gains and/or losses incurred for the sale or closure of former Company locations, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and basic (2020) and diluted (2019) net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net (loss) income and adjusted earnings per basic or diluted share to net (loss) income and net (loss) income per basic or diluted share is included in the tables following this release.
First Quarter 2020 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Thursday, May 14, 2020, beginning at 10:00 a.m. EDT.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 8099552. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$154,587	$140,516
Accounts receivable, net	138,215	172,737
Inventories	245,915	186,914
Prepaid expenses and other	38,340	41,222
Total current assets	577,057	541,389
Property, plant, and equipment, net	220,546	221,346
Goodwill	204,420	311,026
Intangible assets, net	184,332	189,898
Other assets	39,056	40,932
Total assets	$1,225,411	$1,304,591
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	332	327
Accounts payable	148,331	134,821
Other accrued liabilities	120,872	124,230
Total current liabilities	269,535	259,378
Long-term debt	500,591	455,386
Finance lease obligations	293	378
Deferred income taxes	34,276	37,576
Other non-current liabilities	26,747	30,885
Total liabilities	831,442	783,603
Commitments and contingencies
Stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 52,848,721 and 53,473,620 shares outstanding, respectively	753	750
Additional paid-in capital	637,997	638,917
Retained earnings	111,309	221,841
Accumulated other comprehensive losses	(9,497)	(3,978)
Treasury stock at cost, 22,498,930 and 21,640,109 common shares, respectively	(346,593)	(336,542)
Total stockholders' equity	393,969	520,988
Total liabilities and stockholders’ equity	$1,225,411	$1,304,591

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Net sales	$387,074	$533,174
Cost of sales	350,331	464,484
Gross profit	36,743	68,690
General and administrative expenses	26,192	30,140
Selling expenses	7,998	8,223
Amortization of intangible assets	5,495	5,129
Impairment	107,114	—
(Loss) income from operations	(110,056)	25,198
Other income (expense):
Interest expense	(6,272)	(7,090)
Other, net	120	(169)
Other expense, net	(6,152)	(7,259)
(Loss) income before income tax (benefit) expense	(116,208)	17,939
Income tax (benefit) expense	(9,561)	3,159
Net (loss) income	$(106,647)	$14,780

Net (loss) income per share:
Basic	$(2.01)	$0.27
Diluted	$(2.01)	$0.27
Weighted average common shares outstanding (in thousands):
Basic	53,156	55,268
Diluted	53,156	55,770

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(106,647)	$14,780
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation	5,624	5,420
Amortization of intangibles	5,495	5,129
Net gain on sale of property, plant and equipment	(3)	486
Deferred income taxes	(1,849)	(2,281)
Stock-based compensation	(917)	2,586
Impairment	107,114	—
Non-cash interest expense	265	260
Accounts receivable	34,522	(4,681)
Inventories	(59,001)	(72,576)
Prepaid expenses and other	(838)	(1,279)
Accounts payable and accrued liabilities	8,235	84,770
Other, net	(2,054)	1,152
Net cash (used in) provided by operating activities	$(10,054)	$33,766
Cash flows from investing activities
Capital expenditures	(6,278)	(6,802)
Proceeds from the sale of property, plant, and equipment	25	29
Net cash used in investing activities	$(6,253)	$(6,773)
Cash flows from financing activities
Proceeds from exercise of stock options	—	55
Dividends paid	(4,482)	(4,627)
Borrowings under revolving credit facilities	45,040	140
Payments under revolving credit facilities	(40)	(140)
Principal payments under finance lease obligations	(80)	(75)
Principal payments under term loan credit facility	—	(470)
Debt issuance costs paid	(9)	(15)
Stock repurchase	(10,051)	(2,635)
Net cash provided by (used in) financing activities	$30,378	$(7,767)
Cash and cash equivalents:
Net increase in cash, cash equivalents, and restricted cash	$14,071	$19,226
Cash, cash equivalents and restricted cash at beginning of period	140,516	132,690
Cash, cash equivalents, and restricted cash at end of period	$154,587	$151,916

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended March 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2020
New trailers shipped	8,525	625	—	—	9,150
Used trailers shipped	35	35	—	—	70

New Trailers	$237,901	$43,312	$—	$—	$281,213
Used Trailers	318	1,210	—	—	1,528
Components, parts and service	9,272	26,082	3,722	(7,100)	31,976
Equipment and other	3,484	12,354	56,548	(29)	72,357
Total net external sales	$250,975	$82,958	$60,270	$(7,129)	$387,074
Gross profit	$23,843	$15,141	$(244)	$(1,997)	$36,743
Income (loss) from operations	$15,871	$(6,070)	$(108,041)	$(11,816)	$(110,056)

2019
New trailers shipped	12,400	700	—	—	13,100
Used trailers shipped	50	25	—	—	75

New Trailers	$325,819	$45,799	$—	$—	$371,618
Used Trailers	137	587	—	—	724
Components, parts and service	10,333	35,884	3,416	(7,920)	41,713
Equipment and other	4,756	17,378	97,433	(448)	119,119
Total net external sales	$341,045	$99,648	$100,849	$(8,368)	$533,174
Gross profit	$35,940	$20,099	$13,524	$(873)	$68,690
Income (loss) from operations	$26,321	$8,044	$1,869	$(11,036)	$25,198

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Commercial Trailer Products
Income from operations	$15,871	$26,321
Adjustments:
Impairment	377	—
Adjusted operating income	$16,248	$26,321

Diversified Products
(Loss) income from operations	(6,070)	8,044
Adjustments:
Impairment	10,971	—
Adjusted operating income	4,901	8,044

Final Mile Products
(Loss) income from operations	(108,041)	1,869
Adjustments:
Impairment	95,766	—
Adjusted operating (loss) income	(12,275)	1,869

Corporate
Loss from operations	(11,816)	(11,036)

Consolidated
(Loss) income from operations	(110,056)	25,198
Adjustments:
Impairment	107,114	—
Adjusted operating (loss) income	$(2,942)	$25,198

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(106,647)	$14,780
Income tax (benefit) expense	(9,561)	3,159
Interest expense	6,272	7,090
Depreciation and amortization	11,119	10,549
Stock-based compensation	(917)	2,586
Impairment	107,114	—
Other, net	(120)	169
Operating EBITDA	$7,260	$38,333

Adjusted Net (Loss) Income[2]:	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(106,647)	$14,780
Adjustments:
Facility transactions[3]	—	488
Impairment	107,114	—
Tax effect of aforementioned items	(2,786)	(126)
Adjusted net (loss) income	$(2,319)	$15,142

Adjusted Basic (2020) and Diluted (2019) Earnings Per Share[2]:	Three Months Ended March 31,
	2020	2019
Basic (2020) and diluted (2019) earnings per share	$(2.01)	$0.27
Adjustments:
Facility transactions[3]	—	—
Impairment	2.02	—
Tax effect of aforementioned items	(0.05)	—
Adjusted basic (2020) and diluted (2019) earnings per share	$(0.04)	$0.27

Weighted average basic (2020) and diluted (2019) shares outstanding (in thousands)	53,156	55,770

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment, and other non-operating income and expense.
2Adjusted net (loss) income and adjusted basic (2020) and diluted (2019) earnings per share reflect adjustments for non-cash impairment and gains and/or losses incurred for the sale or closure of former Company locations, and the related tax effects of these adjustments.
3Facility transactions in 2019 relate to gains and/or losses incurred for the sale or closure of former Company locations.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Net cash (used in) provided by operating activities	$(10,054)	$33,766
Capital expenditures	(6,278)	(6,802)
Free cash flow[1]	$(16,332)	$26,964

1 Free cash flow is defined as net cash (used in) provided by operating activities minus capital expenditures.